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                                                                    Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-72028 on Form S-4, of GlobeSpan, Inc. of our report dated April 21, 2000 (May 16, 2000 as to the second paragraph of Note
5) relating to the financial statements of iCompression, Inc. included in GlobeSpan, Inc.'s Form 8-K/A filed on May 23, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
San Jose, California
November 7, 2001